UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: December 5, 2017 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

10655 NE 4th St. Bellevue, WA		98004 (Zip Code)
(425) 318-3888 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On December 5, 2017, the Company entered into a Stock Purchase Agreement with Minds + Machines Group, LTD, a British Virgin Islands corporation (“Buyer”).  The Buyer agreed to purchase up to $2,000,000 of the issued and outstanding stock of the Company, in consideration of $500,000 to be paid on December 6, 2017, $500,000 on March 1, 2018, $500,000 on June 1, 2017 and $500,000 on September 6, 2018.  The purchase price per share shall be equal to $500,000 divided by the 30 day volume weighted average closing price of the Company’s common stock as traded on the OTCMarkets calculated from the last trading day prior to each payment date.

Section 9 Exhibits and Financial Statements

Item 9.01 Exhibits

Exhibit 10.1

Stock Purchase Agreement

SIGNATURES

Dated: December 6, 2017	DIGITALTOWN, INC By: __/s/ Robert Monster____________ Robert W. Monster, CEO